EXHIBIT 99.1

StoneMor Partners L.P. Completes Acquisition of 45 Cemeteries and 30 Funeral Homes

BRISTOL, PA — (MARKET WIRE) – 12/21/2007— StoneMor Partners L.P. (NASDAQ: STON) announced today that it had completed the acquisition of 45 cemeteries, 30 funeral homes and one pet cemetery from Service Corporation International (NYSE: SCI) and other entities for the aggregate purchase price of $68.0 million in cash, subject to various post closing adjustments. The conveyances of 1 cemetery in Hawaii and 1 funeral home in Florida are subject to state regulatory approval which is expected to be obtained in the first quarter of 2008. Pending such approval, these properties will continue to be operated by SCI. These properties do not, individually or in the aggregate, constitute a material portion of the properties we acquired today from SCI. In conjunction with this transaction, StoneMor received control of cemetery merchandise trusts of approximately $68.0 million and perpetual care trusts of approximately $50.4 million, related to these locations. In addition, StoneMor will assume the merchandise and service liabilities associated with certain pre-arranged bonded contracts valued at approximately $20.5 million related to the properties.

The properties acquired are located in California (7 cemeteries and 10 funeral homes), Ohio (7 cemeteries and 1 funeral home), Illinois (5 cemeteries and 2 funeral homes), Tennessee (3 cemeteries and 4 funeral homes), Indiana (5 cemeteries), Oregon (2 cemeteries and 3 funeral homes), Alabama (2 cemeteries and 2 funeral homes), North Carolina (3 cemeteries), Missouri (2 cemeteries and 1 funeral home), South Carolina (2 cemeteries and 2 funeral homes), Puerto Rico (2 cemeteries and 1 funeral home), Washington (2 cemeteries), Arkansas (2 funeral homes), Hawaii (1 cemetery), Iowa (1 cemetery), Kentucky (1 cemetery) Florida (1 funeral home) and West Virginia (1 funeral home). In 2006, these properties performed approximately 8,300 interments and 3,700 calls and generated revenues of approximately $44.0 million.

About StoneMor Partners L.P.

StoneMor Partners L.P., headquartered in Bristol, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 223 cemeteries and 57 funeral homes in 27 states plus Puerto Rico. StoneMor is the only publicly traded deathcare company structured as a partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise.

For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the Investor Relations section, at http://www.stonemor.com.

Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the status and progress of the StoneMor’s global operating activities, the plans and objectives of StoneMor’s management, assumptions regarding StoneMor’s future performance and plans, and any financial guidance provided, as well as certain information in other filings with the SEC and elsewhere, are forward-looking statements within the meaning of Section 27A(i) of the Securities Act of 1933 and Section 21E(i) of the Securities Exchange Act of 1934. The words “believe,” “may,” “will,” “estimate,” “continues,” “anticipate,” “intend,” “project,” “expect,” “predict,” and similar expressions identify these forward-looking statements. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated, including, but not limited to, uncertainties associated with the integration or anticipated benefits of the acquisition; uncertainties associated with future revenue and revenue growth; the impact of StoneMor’s significant leverage on its operating plans; the ability of StoneMor to service its debt; StoneMor’s ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; variances in death rates; variances in the use of cremation; changes in political or regulatory environments, including potential changes in tax accounting and trusting policies; StoneMor’s ability to successfully implement a strategic plan relating to producing operating improvement, strong cash flows and further deleveraging; uncertainties associated with the integration or the anticipated benefits of the acquisition of assets in September 2006; and various other uncertainties associated with the deathcare industry and StoneMor’s operations in particular.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in StoneMor’s Annual Report on Form 10-K/A and its Quarterly Reports on Form 10-Q and Form 10-Q/A filed with the SEC. StoneMor assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by them, whether as a result of new information, future events, or otherwise.